UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2022

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	001-37886	81-1527911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Representatives of CapStar Financial Holdings, Inc. will participate in the KBW Community Bank Investor Conference on August 1, 2022. A copy of the presentation that will be used in the investor meetings is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K contains information regarding a letter of intent entered into on July 28, 2022 to sell $64.8 million of Tri-Net loans previously held for sale. Those loans will be sold at a loss of approximately $1.2 million after tax. Upon finalizing this sale in the third quarter of 2022, the Company will have approximately $33.5 million remaining of closed or unclosed Tri-Net loans. As previously communicated, the Company has paused further commitments early in the third quarter of 2022 and will only restart originations when clear indications of market stabilization and liquidity normalization are observed.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Presentation by CapStar Financial Holdings, Inc. on August 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date:	August 1, 2022	By:	/s/ Michael J. Fowler
Michael J. Fowler Chief Financial Officer (Principal Financial Officer)